SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  ---------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 1997
                                                (October 24, 1997)
                                              -----------------------

                      GLENBOROUGH REALTY TRUST INCORPORATED
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Maryland                      001-14162                     94-3211970
 ---------------                --------------                ---------------
 (State or other                 (Commission                   (IRS Employer
 jurisdiction of                 File Number)                   I.D. Number)
 incorporation)


        400 South El Camino Real, Ste. 1100, San Mateo, California 94402
                    (Address of principal executive offices)

       Registrant's Telephone number, including area code: (650) 343-9300
                                                            -------------



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Item 2.       ACQUISITION OR DISPOSITION OF ASSETS

On October 24, 1997, the Company acquired eight properties from six separate limited partnerships in which affiliates of AEW Capital Management, L.P. (successors in interest to one or more affiliates of Copley Advisors Inc.) serve as general partners (the "Copley Properties"). The total acquisition cost, including capitalized costs, was approximately $63.7 million, which was paid entirely in cash from the proceeds of the Company's October 1997 public stock offering. The Copley Properties comprise 766,269 square feet of industrial space, with one property located in Tempe, Arizona, one in Anaheim, California, one in Columbia, Maryland and five in Las Vegas, Nevada.

There is no relationship between any of the sellers listed above and the Company, the Company's Operating Partnership or any affiliated entities of the Company.


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Item 7.       FINANCIAL STATEMENTS AND EXHIBITS

              (a)&(b) FINANCIAL STATEMENTS

              As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by Item 7 (a) & (b) of Form 8-K. In accordance with Item 7(a)(4) of Form 8-K, the Company will by amendment to this Form 8-K no later than 60 days after November 10, 1997, file such financial statements.

              (c)     EXHIBITS

              None

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                      GLENBOROUGH REALTY TRUST INCORPORATED



                   By: Glenborough Realty Trust Incorporated,




Date: November 10, 1997                /s/ Andrew Batinovich
                                       Andrew Batinovich
                                       President,
                                       Chief Operating Officer
                                       (Principal Operating Officer)



Date: November 10, 1997                /s/ Terri Garnick
                                       Terri Garnick
                                       Senior Vice President,
                                       Chief Accounting Officer,
                                       Treasurer
                                       (Principal Accounting Officer)

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